Switch Announces Fourth Quarter and Full Year 2020 Financial Results
Annual Revenue of $511.5 million, Net Income of $38.4 million, and Adjusted EBITDA of $268.3 million

LAS VEGAS, NV — March 1, 2021 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter and year ended December 31, 2020.

“Switch’s fourth quarter and full year 2020 results highlight strong sales performance and execution amid a robust demand backdrop for enterprise hybrid cloud solutions, as evidenced by our record Q4 bookings and revenue backlog,” said Rob Roy, Switch Founder and CEO. “Our 2021 strategic priorities include the ongoing construction of multiple new data centers consisting of 2.8 million square feet and more than 300 megawatts over the next five years to address current and future demand. We are also focused on the execution of several large customer installations across our Prime campus locations and managing our sales opportunities to maximize our currently available capacity. With the industry’s highest rated and most sustainable enterprise class multi-tenant data centers, innovative edge colocation, secure storage solutions, and low-cost telecommunications offerings, we believe that Switch is uniquely positioned to benefit from the accelerating digital transformation among enterprises.”

2020 Financial Results
•Total revenue of $511.5 million, compared to $462.3 million in 2019, an increase of 11%.
•Income from operations of $95.4 million, compared to $76.9 million in 2019, an increase of 24%.
•Net income of $38.4 million, compared to $31.5 million in 2019. Net income in 2020 includes the impact of a $23.5 million loss on interest rate swaps, reducing net income by $0.07 per diluted share.
•Net income per diluted share of $0.14, and adjusted net income per diluted share of $0.21.
•Adjusted EBITDA of $268.3 million, compared to $231.1 million in 2019, an increase of 16%. Adjusted EBITDA margin was 52.5%, compared to 50.0% in 2019, representing 250 basis points of margin expansion.
•Total capital expenditures of $347.0 million, compared to $307.7 million in 2019. Excluding land acquisitions, 2020 capital expenditures were $343.8 million, increasing 23% compared to 2019.
•Signed total contract value of $501 million, including a record $76 million of incremental annualized recurring revenue, compared to $60 million in the prior year.

Fourth Quarter 2020 Financial Results
•Total revenue of $127.7 million, compared to $120.5 million for the same quarter in 2019, an increase of 6%. Fourth quarter revenue was affected by two customers electing to migrate a portion of their application stack to a public cloud environment, resulting in an approximate $3 million reduction in fourth quarter revenue.
•Income from operations of $26.3 million, compared to $18.3 million for the same quarter last year, an increase of 43%.
•Net income of $15.3 million, compared to $12.9 million for the same quarter in 2019. Fourth quarter 2020 net income includes the impact of a $0.2 million loss on interest rate swaps, decreasing net income by $0.01 per diluted share.
•Net income per diluted share of $0.05, and adjusted net income per diluted share of $0.06.
•Adjusted EBITDA of $70.6 million, compared to $57.6 million in the year ago quarter, an increase of 22%. Adjusted EBITDA margin was 55.2%, compared to 47.8% in the year ago period.
•Capital expenditures of $97.9 million, compared to $86.4 million for the same quarter in 2019. Maintenance capital expenditures were $3.4 million, or 2.7% of total revenue.
•Total signed contract value of $240 million representing annualized revenue of $55 million at full deployment, including $36 million of incremental recurring revenue.

“During 2020 we continued to see very strong demand from both new and existing customers as we executed over $500 million in total contract value for a second consecutive year. We were also able to add 90 new logos to the Switch ecosystem in 2020,” said Thomas Morton, President of Switch. “The fourth quarter was our most productive sales quarter in the history of the company, with our sales team closing over $36 million of incremental annualized revenue bookings. From a business standpoint, COVID-19 did affect Switch in two ways. Due to COVID-19 travel restrictions still in place for most large enterprises, the starting installation dates for many recent customer signings have been set to begin in the second half of 2021. In addition, the unprecedented reductions and furloughs of municipal employee staffing levels caused zoning and permitting delays which pushed out the completion timeline of two SUPERNAP data centers that were planned to open in 2021 into 2022. We remain very positive about our nearly three million square feet of enterprise class data center infrastructure that is currently under construction at our Prime campus locations. We believe this significant level of Tier 5 data center construction will solidify Switch’s position as an industry leader over the next five years as enterprises continue to evolve their mission critical technology infrastructure toward the hybrid cloud future.”

“Switch’s fourth quarter financial results capped off another year of double-digit organic growth in revenue and Adjusted EBITDA,” said Gabe Nacht, CFO of Switch. “While we have continued to execute on the sales front across all Prime campus locations, we have also focused on operational efficiencies throughout the business that are helping to drive margin expansion and continue to deliver strong returns for our shareholders. We have definitively addressed the question regarding our ability to successfully expand to new markets, having sold over 70% of our first massive data center in Atlanta within eight months of opening. We immediately began construction on the second and third data centers at The Keep Campus based on the continued strong demand for Switch’s enterprise class multi-tenant data center infrastructure in the U.S. Southeast region.”

Balance Sheet and Liquidity
As of December 31, 2020, Switch’s total debt outstanding, including finance lease liabilities, net of cash and cash equivalents was $958.0 million, resulting in a net debt to Q4 2020 annualized Adjusted EBITDA(1) ratio of 3.4x. As of December 31, 2020, Switch had liquidity of $590.7 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Annualized Adjusted EBITDA is calculated as fourth quarter 2020 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the fourth quarter totaled $97.9 million, including maintenance capital expenditures of $3.4 million, or 2.7% of total revenue. Growth capital expenditures were $94.5 million for the fourth quarter of 2020, compared to $84.9 million in the same period last year. Fourth quarter capital expenditures were driven by accelerated equipment purchases due to customer density growth and site development for the future data centers across our Core, Citadel, and Keep Campus locations.

Full year 2020 capital expenditures totaled $347.0 million, or $343.8 million excluding land acquisitions. Maintenance capital expenditures for the year totaled $8.7 million, or 1.7% of total revenue. Growth capital expenditures, excluding land acquisitions, were $335.1 million in 2020, compared to $272.0 million in the prior year. During the year ended December 31, 2020, Switch invested (i) $124.3 million in The Citadel Campus, with the majority of the costs related to tenant improvements and power equipment for the opening of two additional sectors and a power system, which added 1,320 of sellable cabinet equivalents in Q4 2020; (ii) $107.3 million in The Keep Campus for power and cooling equipment to support customer demand and continued tenant improvements in the ATLANTA 1 facility, as well as site development costs for the next two facilities, with the next Atlanta data center estimated to be open in Q2 2023; (iii) $103.3 million primarily for data center equipment and continued site development costs in The Core Campus, with the majority of the spend related to the continued buildout and customer ramps in LAS VEGAS 11 and the ongoing development of our next three facilities, with LAS VEGAS 15 estimated to open in Q2 2022; (iv) $12.1 million in The Pyramid Campus, primarily related to tenant improvements on two additional sectors and cooling infrastructure for customer deployments.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.05 per share of Switch’s Class A common stock. The dividend will be payable on March 26, 2021 to all stockholders of record as of the close of business on March 16, 2021. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.05 per common unit. Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, debt covenants, and other factors deemed relevant by Switch’s Board of Directors.

Recent Business Highlights
•Signed a multi-campus 10-year expansion totaling $95 million in contract value and $11 million of incremental annualized revenue with a leading global logistics customer. The transaction makes this customer Switch’s anchor tenant in The Keep Campus and increases its existing footprint in The Core Campus.
•Executed a five-megawatt expansion deal totaling over $11 million of incremental annualized revenue with a leading e-commerce customer, whose deployment with Switch will now total more than 25 megawatts spanning across The Core Campus and The Citadel Campus.
•Signed a seven-year incremental expansion order totaling over $29 million in contract value with a Fortune 100 semiconductor manufacturer in The Citadel Campus. The new agreement increases the customer’s Switch footprint to over 8 megawatts.
•Signed a multi-year colocation agreement totaling over $11 million in total contract value with a leading developer of application software for the automotive industry in The Core Campus.
•Continued positive momentum in Switch’s Environmental, Social, and Governance (“ESG”) performance with recent rating upgrades from MSCI, Sustainalytics, and ISS.
•Broke ground on the second and third data centers in The Citadel Campus and the next two data centers in The Keep Campus following the anchor tenant signing in ATLANTA 1.
•Awarded Environmental Protection Agency (“EPA”) ENERGY STAR® certification for our LAS VEGAS 8 data center at The Core Campus, with additional facilities expected to be certified later this year. The ENERGY STAR® certification represents a third-party assessment signifying that Switch’s data centers perform in the top tier of facilities nationwide for energy efficiency and meet the strict energy performance levels set by the EPA.

•Switch was ranked #7 among all U.S. companies for solar energy adoption, as measured by installed capacity, in the Solar Energy Industry Association's (SEIA) annual “Solar Means Business” report. This recognition places Switch among the country’s largest and most recognizable brands, and Switch is the only colocation data center technology company to be named in the Top 10.

2021 Guidance
Switch is introducing full year 2021 guidance as follows:
•Revenue in the range of $540 million to $555 million.
•Adjusted EBITDA in the range of $278 million to $290 million.
•Capital expenditures, excluding land acquisitions, in the range of $330 million to $370 million.

Switch expects its 2021 revenue growth to be weighted toward the second half of the year. Switch’s 2021 growth outlook includes the delay in construction permits and zoning approvals that occurred during 2020 as a result of COVID-19, pushing out the completion of certain construction projects by three to six months. Importantly, due to many of the recent multi-megawatt installation commencement dates being pushed out by clients due to their COVID-19 travel restrictions, a significant amount of space and power is being reserved for ramps as reflected in Switch’s record backlog, which reduces the remaining quantity of sellable capacity in 2021. This is also due to the expected timing of backlog revenue contribution and customer revenue reductions, in addition to the realization of $4.8 million in non-recurring fiber revenue in the first half of 2020. Switch’s 2021 guidance includes an approximate $18 million annualized reduction in recurring revenue, resulting from the decision by two customers to migrate a portion of their workloads to a public cloud environment. Both customers are expected to maintain the balance of their hybrid workloads at Switch and the company does not anticipate further significant customer migrations at this time. The full effect of these revenue reductions will be realized in the first quarter of 2021.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2021 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:
•J.P Morgan Global High Yield & Leveraged Finance Conference on March 3, 2021.
•Raymond James Institutional Investor Conference on March 3, 2021.
•J.P Morgan 49th Annual Global TMC Conference on May 24, 2021.
•RBC Global Datacenter, Cloud & Broadband Infrastructure Conference on May 25, 2021.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on March 1, 2021. Parties in the United States can access the call by dialing 844-808-7137, parties in Canada can access the call by dialing 855-669-9657, and international parties can access the call by dialing 412-317-5287. Request to be joined to the Switch, Inc. earnings call.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Monday, March 14, 2021. To access the replay, parties in the United States should dial 877-344-7529, parties in Canada should dial 855-669-9658, and international parties should dial 412-317-0088. The replay access code is 10152612.

Use of Non-GAAP Financial Measures
To supplement Switch’s consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, net debt and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income to Adjusted EBITDA” table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “anticipates,” “could,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s guidance relating to revenue, Adjusted EBITDA and capital expenditures for the year ending December 31, 2021; expectations regarding operating results, including the timing of revenue growth in 2021; estimated data center construction and opening timelines; expectations regarding customer demand and retention, market position, growth and financial results; and expectations regarding future declarations of dividends and cash distributions. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation, (i) adverse economic developments in Switch's markets or the technology industry; (ii) obsolescence or reduction in marketability of Switch's infrastructure due to changing industry demands; (iii) risks related to the COVID-19 pandemic, including disruptions to our business and to those of our customers and suppliers; (iv) loss of key customers; (v) its ability to effectively compete in the data center market; (vi) its ability to obtain necessary capital and comply with terms in its credit instruments; (vii) construction risks, including delays, litigation and cost increases; (viii) the impact of future changes in legislation and regulations, and (ix) other risk factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s most recent Annual Report on Form 10-K and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investor Relations section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch, Inc. (NYSE: SWCH), is the independent global leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMES, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,719	$24,721
Accounts receivable, net of allowance for credit losses of $792 and $309, respectively	21,723	23,365
Prepaid expenses	8,171	7,137
Other current assets, net of allowance for credit losses of $0	2,235	3,817
Total current assets	122,848	59,040
Property and equipment, net	1,737,415	1,551,117
Long-term deposit	2,626	3,429
Deferred income taxes	203,201	114,372
Other assets, net of allowance for credit losses of $87 and $0, respectively	48,366	45,785
TOTAL ASSETS	$2,114,456	$1,773,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$—	$6,000
Accounts payable	14,588	19,477
Accrued salaries and benefits	4,884	5,828
Accrued interest	7,132	467
Accrued expenses and other	9,686	10,799
Accrued construction payables	27,162	37,269
Deferred revenue, current portion	14,870	14,991
Customer deposits	12,348	10,830
Interest rate swap liability, current portion	9,418	3,464
Operating lease liability, current portion	3,512	4,805
Total current liabilities	103,600	113,930
Long-term debt, net	991,213	745,372
Operating lease liability	25,536	26,142
Finance lease liability	57,516	57,614
Deferred revenue	23,862	27,852
Liabilities under tax receivable agreement	278,865	162,076
Other long-term liabilities	22,897	13,112
TOTAL LIABILITIES	1,503,489	1,146,098
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 119,009 and 89,768 shares issued and outstanding, respectively	119	90
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 121,640 and 151,047 shares issued and outstanding, respectively	122	151
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	266,129	204,711
Retained earnings	9	2,420
Accumulated other comprehensive income	79	79
Total Switch, Inc. stockholders’ equity	266,458	207,451
Noncontrolling interest	344,509	420,194
TOTAL STOCKHOLDERS’ EQUITY	610,967	627,645
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,114,456	$1,773,743

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue	$127,749	$120,545	$511,547	$462,310
Cost of revenue	69,900	63,533	279,475	242,679
Gross profit	57,849	57,012	232,072	219,631
Selling, general and administrative expense	31,589	38,665	136,659	142,704
Income from operations	26,260	18,347	95,413	76,927
Other income (expense):
Interest expense, including $583, $409, $1,840, and $1,636, respectively, in amortization of debt issuance costs and original issue discount	(9,092)	(7,213)	(29,774)	(29,236)
(Loss) gain on interest rate swaps	(232)	2,775	(23,489)	(14,917)
Loss on extinguishment of debt	—	—	(245)	—
Other	267	217	1,000	1,481
Total other expense	(9,057)	(4,221)	(52,508)	(42,672)
Income before income taxes	17,203	14,126	42,905	34,255
Income tax expense	(1,908)	(1,182)	(4,530)	(2,713)
Net income	15,295	12,944	38,375	31,542
Less: net income attributable to noncontrolling interest	8,843	8,896	22,836	22,625
Net income attributable to Switch, Inc.	$6,452	$4,048	$15,539	$8,917

Net income per share:
Basic	$0.06	$0.05	$0.15	$0.12
Diluted	$0.05	$0.04	$0.14	$0.11

Weighted average shares used in computing net income per share:
Basic	115,111	88,176	105,822	76,501
Diluted	243,346	243,773	243,501	246,329

Other comprehensive income:
Foreign currency translation adjustment, net of tax of $0	—	—	—	—
Comprehensive income	15,295	12,944	38,375	31,542
Less: comprehensive income attributable to noncontrolling interest	8,843	8,896	22,836	22,625
Comprehensive income attributable to Switch, Inc.	$6,452	$4,048	$15,539	$8,917

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income	$15,295	$12,944	$38,375	$31,542
Interest expense	9,092	7,213	29,774	29,236
Interest income	(40)	(45)	(156)	(704)
Income tax expense	1,908	1,182	4,530	2,713
Depreciation and amortization of property and equipment	37,416	31,104	142,738	119,945
Loss on disposal of property and equipment	79	438	362	586
Equity-based compensation	6,583	6,626	28,733	29,524
Loss (gain) on interest rate swaps	232	(2,775)	23,489	14,917
Shareholder-related litigation expense	—	944	239	3,302
Loss on extinguishment of debt	—	—	245	—
Adjusted EBITDA	$70,565	$57,631	$268,329	$231,061

Switch, Inc.
Reconciliation of Net Income Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income attributable to Switch, Inc.	$6,452	$4,048	$15,539	$8,917
Loss (gain) on interest rate swaps	232	(2,775)	23,489	14,917
Income tax impact on adjustment(1)	(23)	216	(2,015)	(898)
Noncontrolling interest impact on adjustment	(120)	1,747	(13,896)	(10,642)
Adjusted net income attributable to Switch, Inc.	$6,541	$3,236	$23,117	$12,294

Adjusted net income per share—diluted	$0.06	$0.04	$0.21	$0.16
Weighted average shares used in computing adjusted net income per share—diluted	117,887	90,643	108,489	78,077
________________________________________
(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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